Exhibit 99.1

CVS CAREMARK PROVIDES STRONG GROWTH OUTLOOK FOR 2013 AND BEYOND, ANNOUNCES 38% DIVIDEND INCREASE, AND OUTLINES STRATEGIC GROWTH FRAMEWORK

WOONSOCKET, R.I., December 13, 2012 -

Company uniquely positioned to drive results through its distinctive model, creating greater value for clients, customers, and shareholders

2013 Guidance:

•                  Adjusted EPS expected to be in the range of $3.84 to $3.98, up 13% to 17%

•                  GAAP diluted EPS from continuing operations expected to be in the range of $3.59 to $3.73

•                  Free cash flow expected to be between $4.8 billion and $5.1 billion

•                  Cash from operations expected to be between $6.4 billion and $6.6 billion

•                  Expect to complete $4 billion in share repurchases

At its annual Analyst Day in New York City today, CVS Caremark (NYSE: CVS) outlined its strategic growth framework, which leverages the company’s unique suite of assets to provide unmatched solutions to today’s health care challenges.  Company executives provided an in-depth review of CVS Caremark’s strategies to drive long-term growth and enhance shareholder value.  The company also provided 2013 guidance, highlighting a healthy outlook for growth across the enterprise.

“Going into 2012, we set challenging, yet achievable, financial targets and I am pleased to report that we outperformed those expectations.  Earnings per share and cash flow are expected to be solidly ahead of our initial plan,” said Larry J. Merlo, president and chief executive officer of CVS Caremark. “These strong results set the stage for continued enterprise growth in 2013 and beyond.”

Guidance

At the meeting, Dave Denton, executive vice president and chief financial officer, reaffirmed the company’s guidance for 2012 and outlined CVS Caremark’s guidance for 2013.  The company expects to deliver adjusted diluted earnings per share from continuing operations of $3.84 to $3.98 in 2013, an increase of 13.25% to 17.25%, and GAAP diluted earnings per share from continuing operations of $3.59 to $3.73 per share.  The company also expects to generate substantial free cash flow of $4.8 billion to $5.1 billion in 2013, and cash from operations of $6.4 billion to $6.6 billion in 2013.  This guidance assumes the completion of $4 billion in share repurchases during 2013. The guidance does not include the anticipated benefit from the company’s recent debt tender and refinancing, which is expected to result in annual EPS accretion of approximately two cents due to the reduction of interest expense going forward.  Denton also expressed confidence in the company’s ability to achieve the steady state earnings growth targets established in late 2010, for 2011 through 2015.

Dividend Increase
The company also announced that its board of directors has approved an increase in its quarterly dividend of approximately 38%, to $0.225 per share on the common stock of the company, payable February 4, 2013, to holders of record on January 24, 2013. This increase translates into an annual rate of 90 cents per share, up 25 cents per share from the previous annual rate of 65 cents.

“The board’s decision to increase the dividend by 38% reflects our strong performance and outlook as well as our very significant cash generation capabilities,” stated Denton. “In late 2010, we set a dividend payout ratio target of 25% to 30% by 2015, which implied a compounded dividend growth rate of approximately 25% per year from 2010.  Today’s increase allows us to meet our 25% dividend payout ratio target two years early and marks our tenth consecutive year of dividend increases. We remain committed to using our free cash flow to enhance total returns for our shareholders through a combination of high-return investments, dividend increases and value-enhancing share repurchases.”

Strategic Growth Framework

At the meeting, company executives outlined key challenges and opportunities emerging in the health care environment, highlighting how CVS Caremark is uniquely positioned to drive results in the rapidly-changing environment. Merlo provided a strategic growth framework that is guiding the company’s efforts to address the changing needs of customers and clients while capitalizing on its unique suite of assets to enhance shareholder value.

“Health care is going through a period of intense change, change that will be accelerated by the implementation of the Affordable Care Act (ACA) as well as underlying demographic shifts, advances in technology and changes in consumer and patient behavior,” remarked Merlo.

“The future health care environment will be defined by the more than 30 million newly- insured Americans as a result of ACA; incentives for physicians to improve outcomes, quality and cost-effectiveness of care; rising prevalence of chronic disease; and growth in pharmacy that is primarily driven by innovation in biologic specialty drugs. Additionally, shifts in funding sources for health care coverage will increase the importance of providing cost-effective, high-quality, innovative solutions to government programs and health plans.”

“We continue to believe that our goals of providing greater access and convenience, improving health outcomes and lowering overall costs align very well with the direction in which health care is headed,” said Merlo. “We are leveraging our enterprise assets to provide solutions that drive long-term growth and value.”

Executives identified the highest priority initiatives that define the company’s strategic growth framework, including advancing new breakthrough interventions to improve medication adherence; transforming primary care through the accelerated growth of MinuteClinic and expansion of its breadth of services; expanding specialty pharmacy services; identifying opportunities to deliver solutions addressing provider needs to support patient outcomes; partnering more closely with health plans; and expanding digital capabilities across the enterprise with the goal of addressing patient information and product needs in a seamless fashion.

“Our strategic growth framework provides the lens through which we will make strategic investments and prioritize initiatives,” Merlo concluded.  “We are capitalizing on our suite of assets to drive results and enhance value for clients, customers and shareholders.”

Webcast
The company simultaneously broadcast an audio and video webcast of the meeting for all interested parties through the Investor Relations section of the CVS Caremark website at http://info.cvscaremark.com/investors. This webcast and supporting materials will be archived and available on the website for a one-year period following the meeting.

About CVS Caremark

CVS Caremark is dedicated to helping people on their path to better health as the largest integrated pharmacy company in the United States. Through the company’s more than 7,400 CVS/pharmacy stores; its leading pharmacy benefit manager serving more than 60 million plan members; and its retail health clinic system, the largest in the nation with more than 600 MinuteClinic locations, it is a market leader in mail order, retail and specialty pharmacy, retail clinics, and Medicare Part D Prescription Drug Plans.  As a pharmacy innovation company with an unmatched breadth of capabilities, CVS Caremark continually strives to improve health and lower costs by developing new approaches such as its unique Pharmacy Advisor program that helps people with chronic diseases such as diabetes obtain and stay on their medications.  Find more information about how CVS Caremark is reinventing pharmacy for better health at info.cvscaremark.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2011, and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, namely Free Cash Flow and “Adjusted EPS.” In accordance with SEC regulations, you can find the definitions of the Non-GAAP items mentioned, as well as the reconciliations to comparable GAAP measures, on the Investor Relations section of our website at http://info.cvscaremark.com/investors.

Contacts:

Nancy Christal

Investor Relations

914.722.4704

Eileen Howard Boone

Corporate Communications

401.770.4561

Carolyn Castel

Corporate Communications

401.770.5717

Carolyn.Castel@CVSCaremark.com